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                                                                      Exhibit 99

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of the ConocoPhillips Savings Plan (formerly the Long-Term Stock Savings Plan of Phillips Petroleum Company) (the
Plan) on Form 11-K for the period ending December 31, 2002, as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan.

Date: June 25, 2003

                                        /s/ Harvey L. Black, Jr.
                                   ---------------------------------------
                                          Harvey L. Black, Jr.
                                       Plan Benefits Administrator

                                            /s/ J. W. Sheets
                                   ---------------------------------------
                                             J. W. Sheets
                                       Plan Financial Administrator

A signed original of this written statement required by Section 906 has been provided to ConocoPhillips and will be retained by ConocoPhillips and furnished to the Securities and Exchange Commission or its staff upon request.